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                                    EXHIBIT 10.13

                               LUBBERS' PROPERTIES INC.
                               1080 SOUTH HIGHWAY THREE
                             NORTHFIELD, MINNESOTA  55057

                                   LEASE AGREEMENT


    This lease agreement, made this 8th day of June, 1994, between Lubbers' Properties Inc. (hereinafter called "Lessor"), and Consumer Credit Corp. (hereinafter called "Tenant");

    WITNESSETH, THAT

    1. DEMISED PREMISES. Lessor, subject to the terms and conditions hereof, hereby leases to Tenant the premises (hereinafter referred to as the "Demised Premises") addressed as 1014 South Highway Three, Northfield, Minnesota comprising approximately 1731 square feet of area in the building situated at 1000 South Highway Three, Northfield, Minnesota (hereinafter referred to as the "building"), to be used by Tenant for general business and other related activities and for no other use or purpose. The Building, the land underlying and contiguous thereto and all improvements thereon are hereinafter referred to as the "Project".

    2. TERM. Tenant takes the Demised Premises from Lessor, upon the terms and conditions herein contained, to have and to hold the same for the term ("Lease Term") of five (5) years commencing on or before the first day of August 1994, and ending on the last day of July 1999, unless sooner terminated as herein provided.

    3. BASE RENT. Tenant shall pay to Lessor during the Lease a monthly base rent of Eight Hundred and No/100ths Dollars ($800.00) from August 1, 1994 to July 31, 1996. Beginning August 1, 1996 base rent shall increase to Nine Hundred Thirty Three and No/100 Dollars to July 31, 1999. Base rent is due the first day of each month in advance at the office of Lessor at 1080 South Highway Three, Northfield, Minnesota or at such other place as may from time to time be designated by Lessor.

    4. OPERATING COSTS. Tenant shall, for the entire lease term, pay to Lessor as additional rent, without any set-off or deduction therefrom, a pro rata share (as defined in paragraph 1 herein) of all costs which Lessor may incur in owning, maintaining and operating the project. Said costs are referred to herein as operating costs and are hereby defined to include: All real estate taxes and annual installments of special assessments payable with respect to the Project; maintenance, repair, replacement and care of all heating lighting, plumbing and air conditioning fixtures, equipment and systems serving the common areas; maintenance repair and care of parking and landscape areas, signs, snow removal, nonstructural repair and maintenance of the exterior of the building and insurance premiums, management fees, wages and fringe benefits for personnel employed for such work. Operating costs shall include the yearly amortization of capital costs incurred by Lessor for improvements or structural repairs to the Project required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating Costs, which cost shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Lessor. As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Lessor shall furnish to Tenant an estimate of Tenant's share of Operating Costs, if any, for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable after the end of each calendar year during the Lease Term, Lessor shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Lessor, or Lessor to Tenant as the case may be, the difference between the actual and estimated Operating Costs paid by Tenant. Tenant's share of such

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excess Operating Costs for the years in which this Lease commences and terminates shall be prorated based on the dates of commencement and termination of the Lease Term.

    5. ADDITIONAL TAXES. Tenant shall pay as additional rent to Lessor, together with each installment of monthly base rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Lessor, by reason of the receipt of the monthly base rent and adjustments thereto. As of date of lease there are no additional taxes in effect.

    6. SECURITY DEPOSIT. On the date of execution of the Lease by Tenant, there shall be due and payable by Tenant a security deposit in the amount of Eight Hundred Dollars ($800.00) to be held for the performance by Tenant of Tenant's covenant's and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rent or a measure of Lessor's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Lessor to Tenant upon termination of this Lease.

    7. UTILITIES. Lessor shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Demised Premises. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, telephone and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any renewal or extension thereof. If Lessor elects to furnish any of the foregoing, utility services or other services furnished or cause to be furnished by Lessor shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed additional rent in accordance with Section 4. Landlord shall at his sole cost and expense, cause all utilities to be separately metered for the exclusive use of the demised premises prior to occupancy. All utilities are part of 3/net charges except electricity and gas.

    8. CARE AND REPAIR OF DEMISED PREMISES. Tenant shall, at all times throughout the terms of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement if necessary, of all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. Notwithstanding, Lessor shall have sole responsibility for compliance with any directives from jurisdictional authorities regarding fire sprinkler systems.

    If Tenant fails, refuses, or neglects to maintain or repair the Demised Premises as required in this Lease after notice shall have been given Tenant, Lessor may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Lessor all costs plus 15% for overhead incurred by Lessor in making such repairs upon presentation to Tenant of bill therefor. Lessor shall keep all structural portions of the premises to include the foundation, exterior walls (except plate glass or glass or other breakable materials used in structural portions) and roof in good repair, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Lessor shall not be required to make any such repairs, modifications or replacements which become necessary or desirable by reason of the negligence of Tenant, its agents, servants, or employees.


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    The Lessor shall manage all outside maintenance of the Demised Premises, including grounds and parking areas. The cost of said maintenance shall be prorated in accordance with Section 4 of this lease. All such maintenance which is provided by Lessor shall be provided as reasonably necessary for the comfortable use of occupancy of Demised Premises during business hours, except Saturdays, Sunday, and holidays, upon the condition that the Lessor shall not be liable for damages for failure to do so due to causes beyond its control. Lessor shall use due diligence in the completion of all maintenance and repairs.

    9.    COVENANTS OF TENANT.  Tenant agrees that it shall:
          A. Observe such reasonable rules and regulations as from time to time may be put in effect by Lessor for the general safety, comfort and convenience of Lessor, occupants and tenants of said Building.
          B. Give Lessor access to the Demised Premises at all reasonable times, without change or diminution of rent, to enable Lessor to examine the same and to make such repairs, additions and alterations as Lessor may deem advisable so long as said access does not substantially disrupt tenant's business operation, and during the ninety (90) days prior to the expiration of the term, to exhibit the premises to prospective tenants and to place upon the door or in the windows of the Demised Premises any usual or ordinary "For Lease" signs.
          C. Keep the Demised Premises in good order and condition and replace all glass broken by Tenant with glass of the same quality as that broken, save only glass broken by fire and extended coverage risks, and commit no waste on the Demised Premises.
          D. Pay for all electric lamps, starters and ballasts used in the Demised Premises.
          E. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Lessor peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Lessor or Tenant, reasonable use and wear thereof and repairs which are Lessor's obligation excepted. Goods and effects not removed by Tenant at the termination of the Lease, however terminated, shall be stored in the name, account and cost of tenant.
          F. Except for an assignment or subletting to an affiliate or a wholly owned subsidiary of Tenant, the Tenant may not assign this Lease, or sublet all or any part of said Demised Premises, without the Lessor's prior written consent, which consent shall not be unreasonably withheld. The
Lessor reserves the right, should the Tenant request such assignment or subletting, to release the Tenant from the terms and provisions of this Lease and the Lessor shall have (30) days to make such determination. Should the Lessor exercise this right, the Lease shall terminate. Until termination hereof, the Tenant will, however, still remain liable for the performance of all the terms and conditions hereof.
          G. Do not place signs on or about the demised premises without first obtaining Lessor's written consent thereto. Landlord shall permit a sign on the front of the building and shall permit a temporary sign to be erected in front of the building.
          H. Not overload, damage or deface the Demised Premises or do any act which may make void or voidable any insurance on the Demised Premises or the building, or which may render an increased or extra premium payable for insurance.
          I.   Tenant may install its own lock and shall provide Lessor with
(2) keys.
          J. Not make any alterations or additions to the Demised Premises without obtaining the prior written approval of the Lessor thereto, and all alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto upon the Demised Premises, except movable office furniture and equipment, shall be the property of Lessor, and shall remain upon and be surrendered with the Demised Premises, as a part thereof, at the termination of the Lease. All fixtures and equipment installed by Lessee may be removed by the Lessee including special connections for plumbing and electrical work.
          K. Cause to be performed by a competent service company, preventative maintenance of all HVAC units and warehouse unit heaters serving the Demised Premises, as recommended by the equipment manufacturer.

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    Tenant's obligations under this paragraph number 9 to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

    10. PARKING AND DRIVES. The Tenant, its employees, and invitees shall have the nonexclusive right to use the common driveways and parking lots along with the other tenants and customers of the building. The use of such driveways and parking facilities are subject to such reasonable rules and regulations as the Lessor may impose. Tenant may use maximum of three (3) parking spaces in rear of building for repossessed vehicles for a maximum of thirty (30) days for each vehicle.

    11. CASUALTY LOSS. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give notice as soon as possible to Lessor, who shall thereupon cause the damage to be repaired with reasonable speed, at the expense of the Lessor subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Lessor, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from negligence of Tenant, Tenant's employees or agents, in which event there shall be no abatement of rent. In the event the damage shall be so extensive that the Lessor shall decide not to repair or rebuild, this Lease shall, at the option of Lessor, be terminated within ninety days of the date of such damage by written notice, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises.

    12. CONDEMNATION. If the entire Demised Premises are taken by eminent domain, this Lease shall automatically terminate as of the date of taking.
If a portion of the Demised Premises are taken by eminent domain, Lessee shall have the right to terminate the Lease as of the date of taking by giving written notice thereof to Lessor within ninety (90) days after such date of taking. If Lessee does not elect to terminate this Lease, Lessor shall, at its expense, restore the Demised Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Lessor, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises; provided, however, that Lessor shall not be entitled to any separate award made to Tenant for the value and cost of removal of its personal property and fixtures.

    13. DELAY IN POSSESSION. If the Demised Premises shall on the scheduled date of commencement of the Lease Term not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Lessor, Lessor shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Demised Premises to Tenant. The Lessor, using such due diligence, shall not in any way be liable for failure to obtain possession of the Demised Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the rental and other charges payable by Tenant hereunder shall be abated until the Demised Premises shall, on Lessor's part, be ready for the occupancy of Tenant, this Lease remaining in all other respects in full force and effect and the Lease Term not thereby extended.

    14. MUTUAL RELEASE/WAIVER OF SUBROGATION. Lessor and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Demised Premises, or its contents, caused by fire or any other casualty, during the term of this Lease, even if such fire or other casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by said policies to give to each insurance company which has issued to it fire and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies


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properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

    Tenant shall not carry any stock of goods or do anything in or about said leased premises which will increase insurance rates on said leased premises or the building in which the same are located. If lessor shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the leased premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

    The Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which Lessor and Tenant are named insured. The minimum limits of liability of such insurance shall be $500,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to Lessor. Such policy shall contain a provision requiring the (10) days written notice to Lessor before cancellation of the policy can be effected.

    15. DEFAULT. Tenant hereby agrees that in case Tenant shall default in making its payments ten days after due date or any of them or in performing any of the other agreements, terms and conditions of this Lease, then, in any such event, Lessor, in addition to all other rights and remedies available to Lessor by Law or by other provisions hereof, may after ten days written notice, with due process, reenter immediately into the Demised Premises and remove all persons and property therefrom, and, at Lessor's option, annul and cancel this Lease as to all future rights of Tenant. Tenant further agrees that in case of any such termination Tenant will indemnify the Lessor against all loss of rents and other damage which Lessor incurs by reason of such termination, including, but not being limited to, costs of restoring and repairing the Demised Premises and putting the same in rentable condition, costs or renting the Demised Premises to another Tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

    16. NOTICE. All bills, statements, notices of communications which Lessor may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the demised premise and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Lessor must be served by registered or certified mail addressed to Lessor at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished.

    17. HOLDING OVER. Should Tenant continue to occupy the Demised Premises after expiration of the Lease term or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall be from month to month and in no event from year to year or for any longer terms.

    18. SUBORDINATION. The rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage now or hereafter in force against the project, and Tenant shall execute such further instruments subordinating this Lease to the lien of any such first mortgage as shall be requested by Lessor.

    19. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, upon not less than twenty (20) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor and any other parties designated by Lessor, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modifications), (b) the date to which the rental and other


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charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Lessor hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser, Tenant or encumbrancer of all or any portion of the Project.

    20. SERVICE CHARGE. Tenant agrees to pay a service charge equal to one percent (1%) per month or any portion thereof of any payment of monthly base rent or additional charge payable by Tenant hereunder which is not paid within ten (10) days from the date due, or of $5.00 per month or portion thereof, whichever is greater.

    21. BINDING EFFECT. The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Tenant and their respective heirs, legal representatives, successors, and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Lessor. The Lessor may assign its right, title, and interest in this Lease, and such assignment shall thence terminate all the Lessor's obligations.

    22. OPTION. Lessee grants Tenant the option to extend this Lease for an additional (5) five year period under the same terms and conditions that were in effect at the end of the initial term. Said Option must be exercised in writing (60) sixty days before start of option period.

    23. IMPROVEMENTS. Lessee shall at no cost to Tenant provide 1 rest room and a temporary dividing wall in main area.

IN WITNESS WHEREOF, the respective parties hereto have cause this Lease to be executed the day and year first above written.

                             LESSOR:  Lubbers' Properties Inc.

                             By  /s/
                                 Glenn P. Lubbers
                             Its President


                             TENANT:  Consumer Credit Corp.

                             By  /s/
                                 Roger L. Anderson, Director


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Addendum to lease agreement:

Item number 10 PARKING AND DRIVES:

This should include boat, motor, and trailer, camper, snowmobile, and motorcycles for repossessed items.

Item number 22:


OPTION:

The lease can be extended for a period up to five years but not less than one at a time.

Item number 23:

IMPROVEMENTS:

The temporary dividing wall should include a door space.